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                                                                     Exhibit h.3

                                                              ____________, 2005

                       MASTER AGREEMENT AMONG UNDERWRITERS

WACHOVIA CAPITAL MARKETS, LLC
301 S. College Street, NC0602
Charlotte, NC 28202-6000

Ladies and Gentlemen:

1. We understand that Wachovia Capital Markets, LLC ("WCM") is entering into this Master Agreement Among Underwriters in counterparts with us and other firms that may be Underwriters (as defined below) for issues of Securities (as defined below) in which WCM is acting as Representative or one of the Representatives. Irrespective of whether we have executed this Master Agreement Among Underwriters, this Master Agreement Among Underwriters shall apply to any offering of Securities in which we elect to act as an Underwriter after receipt of an Invitation (as defined below) from WCM identifying the Issuer (as defined below), any applicable terms of the Securities proposed to be offered by such Issuer, the amount of our proposed participation and the names of the other Representatives, if any, and stating that our participation as an Underwriter in the proposed offering shall be subject to the provisions of this Master Agreement Among Underwriters.

Your invitation will include instructions for our acceptance of such invitation. At or prior to the time of an offering, you will advise us, to the extent applicable, as to (i) the expected offering date, (ii) the expected closing date, (iii) the initial offering price, (iv) the interest or dividend rate (or the method by which such rate is to be determined), (v) the conversion, (vi) exercise or exchange price or rate, (vii) the redemption or liquidation price,
(viii) the underwriting discount or commission, (ix) the management fee, (x) the selling concession and (xi) the reallowance, except that if the offering price of the Securities is to be determined as contemplated by Rule 430A under the Securities Act of 1933, as amended (the "Act"), such procedure being hereinafter referred to as "430A Pricing", you shall so advise us and shall specify the maximum underwriting discount or commission, management fee and selling concession. Such information may be conveyed by you in one or more written or verbal communications (such communications received by us with respect to an offering being hereinafter collectively referred to as the "Invitation"). If the Underwriting Agreement (as defined below) provides for the granting of an option to purchase additional Securities to cover over-allotments or otherwise (an "over allotment option"), you will notify us in the Invitation of such option and of our maximum obligation upon exercise of such option.

This Master Agreement Among Underwriters, as amended or supplemented by the Invitation, shall become binding upon us and the Representatives with respect to such offering if you receive our written or verbal acceptance and you do not receive a written communication
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revoking our acceptance prior to the time and date specified in the Invitation
(our unrevoked acceptance after expiration of such time and date being hereinafter referred to as our "Acceptance"). If we have not previously executed this Master Agreement Among Underwriters, by our Acceptance we shall be deemed to be signatories hereof with respect to the offering to which the Acceptance relates. To the extent that any terms contained in the Invitation are inconsistent with any provisions herein, such terms shall supersede any such provisions. Our Acceptance will also constitute our confirmation that, except as otherwise stated in such Acceptance, each applicable statement included in the Master Underwriters' Questionnaire attached as Annex A hereto (or otherwise furnished to us) is correct. We agree to notify you immediately of any development before the termination of the offering provisions referred to in
Section 10(a) with respect to any particular offering of Securities which makes untrue or incomplete any information that we have given or are deemed to have given in response to the Master Underwriters' Questionnaire. The obligations of each underwriter shall be several and not joint. The securities offered in any offering of securities made pursuant to this Master Agreement Among Underwriters, including any guarantees relating to such securities or any other securities into which such securities are convertible or exchangeable into or exercisable for and any securities that may be purchased upon exercise of an over-allotment option, are hereinafter referred to as the "Securities". The issuer or issuers of the Securities are hereinafter referred to as the "Issuer". All references herein to "you" or the "Representatives" shall include WCM and the other firms, if any, which are named as Representatives in the Invitation, it being understood and agreed that WCM is authorized to act on behalf of all Representatives. Any underwriters of Securities under this Master Agreement Among Underwriters, including the Representatives, are hereinafter collectively referred to as the "Underwriters". Except as otherwise provided in Section 10(c), the following provisions of this Master Agreement Among Underwriters shall apply separately to each individual offering of Securities.

2. The Representatives shall determine which signatories or other parties deemed to be signatories to this Master Agreement Among Underwriters will be invited to become Underwriters for the Securities. Changes may be made by the Representatives in those who are to be Underwriters and in the respective amounts of Securities to be purchased by them, provided that, notwithstanding anything to the contrary contained in this Master Agreement Among Underwriters, our consent shall be required for any increase in the amount of Securities to be purchased by us, except in the following cases: (i) an increase in the amount of Securities to be purchased by us as may be required by the underwriting or purchase agreement or any associated terms or similar agreement with the Issuer or any selling securityholders or any amendment or supplement thereto (collectively, the "Underwriting Agreement") covering the Securities in the event of a default by one or more of the Underwriters; (ii) an increase in the amount of such Securities as a result of (a) an increase in the aggregate amount of such Securities proposed to be purchased by the Underwriters as a whole; (b) a reallotment of Securities among the Underwriters; or (c) any other cause, which in any such case of (a) through (c) results in an aggregate net change of 25% or less in the amount of Securities to be purchased by us. We authorize you on our behalf to execute and deliver the Underwriting Agreement or any agreement between or among Underwriters (as defined in the next sentence), on the one hand, and one or more groups of underwriters for the Securities not acting as such pursuant to this


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Master Agreement Among Underwriters, on the other hand (an "Intersyndicate
Agreement"), in such forms as you determine and to take such action as you deem advisable in connection with the performance of the Underwriting Agreement, any Intersyndicate Agreement and this Master Agreement Among Underwriters and the purchase, carrying, sale and distribution of the Securities. We further authorize you to take such action as you deem necessary or advisable to carry out this Master Agreement Among Underwriters, the Underwriting Agreement and the purchase and sale of the Securities. You may waive performance or satisfaction by the Issuer, any selling securityholders or any other party to the Underwriting Agreement of certain of its or their obligations or conditions included in the Underwriting Agreement, if in your judgment such waiver will not have a material adverse effect upon the interests of the Underwriters. With respect to offerings of Securities using 430A Pricing, you are also authorized to determine the initial public offering price and the price at which the Securities are to be purchased in accordance with the Underwriting Agreement.

It is understood that, if so specified in the Invitation for the issue, arrangements may be made for the sale of Securities by the Issuer or selling securityholders pursuant to delayed delivery contracts. Such Securities are hereinafter referred to as "Delayed Delivery Securities", and such contracts as "Delayed Delivery Contracts". Securities for which such contracts are not entered into by the Issuer or selling securityholders are hereinafter referred to as "Immediate Delivery Securities". References herein to delayed delivery and Delayed Delivery Contracts apply only to offerings in which delayed delivery is authorized. The term "underwriting obligation", as used in this Master Agreement Among Underwriters with respect to any Underwriter, shall refer to the principal amount or number of shares or units of the Securities (plus such additional Securities as may be required by the Underwriting Agreement to be purchased by such Underwriter in the event of a default by one or more of the Underwriters) which such Underwriter is obligated to purchase pursuant to the provisions of the Underwriting Agreement, without regard to any reduction in such obligation as a result of Delayed Delivery Contracts which are entered into by the Issuer.

If the Securities consist in whole or in part of debt obligations maturing serially, the serial Securities being purchased by each Underwriter pursuant to the Underwriting Agreement will consist, subject to adjustment as provided in the Underwriting Agreement, of serial Securities of each maturity in a principal amount that bears the same proportion to the aggregate principal amount of the serial Securities of such maturity to be purchased by all the Underwriters as the respective principal amount of serial Securities set forth opposite such Underwriter's name in the Underwriting Agreement bears to the aggregate principal amount of the serial Securities to be purchased by all Underwriters.

As compensation for your services to each of the Underwriters in connection with the Underwriting Agreement and this Master Agreement Among Underwriters we will pay a management fee as specified in the Invitation for the offering (without deduction in respect of Delayed Delivery Securities), and you may charge our account therefore. If there is more than one Representative, such compensation will be divided among the Representatives in such proportions as they determine.


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3. We understand and acknowledge that if registration of the offer and sale of the Securities as contemplated by the Underwriting Agreement is required by the Issuer under the Act on a registration statement or statements to be filed with the Securities and Exchange Commission (the "Commission"), you will either provide us with the file number or numbers of such registration statement or statements with respect to the Securities or, as soon as practicable after the later of the date of the Invitation or the date made available to you by the Issuer, furnish to us (or make available for our review in your office) a copy of such registration statement or statements (other than any documents incorporated therein by reference and any exhibits) and any amendments thereto. In any event you will furnish to us, as soon as practicable after sufficient quantities thereof are made available to you by the Issuer, copies of the Prospectus or supplemented Prospectus (excluding any documents incorporated by reference herein) to be used in connection with the offering of the Securities. As used herein "Prospectus" means the form of prospectus (including any supplements and any documents incorporated by reference therein) authorized for use in connection with the offering of such Securities, and "Registration Statement" means the registration statement filed by the Issuer with the Commission, as amended and including any documents incorporated by reference therein, under which the offer and sale of the Securities are registered under the Act.

We understand and acknowledge that if the offer and sale of the Securities are exempt from the registration requirements of the Act, no registration statement will be filed with the Commission. In any such case involving an offering circular or other offering materials to be used in connection with the offering of the Securities (any such circular or materials, as it or they may be amended or supplemented, being hereinafter referred to as the "Offering Circular"), you will either provide us with information as to the availability of a preliminary offering circular through a specified regulatory authority or, as soon as practicable after the later of the date of the Invitation or the date made available to you by the Issuer, furnish to us (or make available for our review in your office) a copy of any preliminary offering circular or a proof of the Offering Circular. In any event, in any such offering involving an Offering Circular you will furnish to us, as soon as practicable after sufficient quantities thereof are made available to you by the Issuer, copies of the final Offering Circular. The Prospectus or Offering Circular, as the case may be, relating to an offering of Securities is herein referred to as the "Offering Document".

We understand and acknowledge that we are not authorized to give any information or make any representation not contained in the Offering Document, as amended or supplemented, or in any document incorporated by reference therein in connection with the offering of the Securities. Our Acceptance of an invitation shall constitute our agreement that, if requested by you, we will furnish a copy of any amendment or supplement to any preliminary or final Offering Document to each person to whom we have furnished a previous preliminary or final Offering Document. Our Acceptance of an Invitation relating to an offering of Securities registered under the Act shall constitute (i) our acknowledgement that we are familiar with the Registration Statement, including the documents incorporated by reference therein and the forms of Underwriting Agreement and indenture or other documents describing the terms of the Securities filed as exhibits thereto or otherwise made available to us, with any preliminary prospectus, preliminary


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supplemented prospectus or Prospectus relating to the Securities theretofore filed with the Commission, and with the information to be set forth in an amendment to the Registration Statement or in the Prospectus proposed to be filed with the Commission and (ii) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Acceptance of an Invitation relating to an offering of Securities exempt from registration under the Act shall constitute (i) our acknowledgment that we are familiar with the information set forth in any preliminary offering circular or proof of the Offering Circular made available to us and with the information to be set forth in the Offering Circular, (ii) our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Offering Circulars required for compliance with the applicable Federal and state laws and the applicable rules and regulations of any regulatory body promulgated thereunder governing the use and distribution of offering circulars by underwriters, and
(iii) to the extent consistent with such laws, rules and regulations, our confirmation that we have delivered and our agreement that we will deliver all preliminary and final Offering Circulars that would be required if Rule 15c2-8 (or any successor provision) under the Exchange Act applied to such offering. We hereby consent to being named in the Offering Document as one of the Underwriters of the Securities.

4. (a) In connection with the public offering of the Securities, we authorize you, in your discretion, to determine the time of the initial public offering, to determine the amount of Securities, if any, to be purchased by the Underwriters pursuant to the over-allotment option, if any, to change the price and/or size of the initial public offering, to furnish the Issuer with the information to be included in the Registration Statement or Offering Circular with respect to the terms of offering, and to determine all matters relating to advertising and communications with dealers or others. Each Underwriter also authorizes us to reserve for sale, and authorizes us or any Underwriter designated by us to sell and deliver for its account to such retail purchasers as we may select, at the public offering price, such number as we may determine of the Securities that such Underwriter agrees to purchase under the Underwriting Agreement. Such reservations and sales to retail purchasers shall be made for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable and so long as Securities of the respective Underwriters are available therefor, as the respective underwriting obligations of the Underwriters.

We also authorize you, in your discretion, to reserve for sale, and to sell and deliver to securities dealers and others, which may include any Underwriters, selected by you ("Selected Dealers"), and to reserve for sale pursuant to Delayed Delivery Contracts arranged by you through Selected Dealers, all or any portion of the Securities to be purchased by us under the Underwriting Agreement, all as you shall determine. Any such sales to Selected Dealers may be made pursuant to the terms and conditions of your Master Selected Dealers Agreement or otherwise and shall be made for the respective accounts of the Underwriters in such proportions as you may determine. Each Selected Dealer shall be a person (a "Dealer") who is (a) a broker or dealer (as defined in the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")) actually engaged in the investment banking or securities business and (i) a member in good


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standing of the NASD that makes the representations and agreements applicable to such a member contained in Section 17 hereof or (ii) a foreign bank, broker, dealer or other institution not eligible for membership in the NASD that makes the representations and agreements applicable to such foreign institutions contained in Section 17 hereof, or (b) a "bank" as defined in Section 3(a)(6) of the Exchange Act (a "Bank") that is not a member of the NASD and that makes the representations and agreements applicable to Banks contained in Section 17 hereof. Reservations for sales to Selected Dealers for our account need not be in proportion to our underwriting obligation, but sales of Securities reserved for our account for sale to Selected Dealers shall be made as nearly as practicable in the ratio which the amount of Securities reserved for our account bears to the aggregate amount of Securities reserved for the account of all Underwriters, as calculated from day-to-day. Sales to Selected Dealers shall initially be at the public offering price, less a concession not in excess of the Selected Dealers' concession set forth in the Invitation and the price to persons other than Selected Dealers shall be at the public offering price. With your consent, the Underwriters may allow, and Selected Dealers may re-allow, a discount on sales to Dealers in an amount not in excess of the amount set forth in the Invitation. Upon your request, we will advise you of the identity of any Dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

We also authorize you, in your discretion, to buy Immediate Delivery Securities for our account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealers' concession as you may determine.

At or before the time the Securities are released for sale, you shall notify us of the amount of Securities that has been reserved for our account for sale to Selected Dealers and for sale pursuant to Delayed Delivery Contracts and the amount that is to be retained by us for direct sale. After advice from you that the Securities are released for public offering, we will offer to the public, in conformity with the terms of the offering set forth in the Offering Document, such of our Securities, as you advise are not reserved. In connection with any offering of Securities that are registered under the Act and issued by an Issuer that was not, immediately prior to the filing of the Registration Statement, subject to the requirements of Section 13(a) or 15(d) of the Exchange Act, we agree that unless otherwise advised by you and disclosed in the Prospectus we will not make sales to any account over which we exercise discretionary authority with respect to that sale.

We agree that we will from time to time, upon your request, report to you the amount of Securities retained by us for direct sale that remain unsold. Upon your request, we will deliver to you for our account, or sell to you for the account of one or more of the Underwriters, such amount of unsold Securities as you may designate at the public offering price less, in the case of sales or deliveries for the account of Selected Dealers, an amount determined by you not in excess of the concession to Selected Dealers. You may also repurchase Securities from other Underwriters and Selected Dealers, for the account of one or more of the other Underwriters, at the public offering price less, in the case of purchases for the account of Selected Dealers, an amount determined by you not in excess of the concession to Selected Dealers.


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You may from time to time deliver to any Underwriter, for carrying purposes or for sale by such Underwriter, any of the Securities then reserved for sale pursuant to Delayed Delivery Contracts or for sale to, but not purchased and paid for by, Selected Dealers, all as above; provided, however, to the extent that Securities are so delivered for sale by such Underwriter, the amount of Securities then reserved for the account of such Underwriter shall be correspondingly reduced. Securities delivered for carrying purposes only shall be redelivered to you upon demand.

If, in accordance with the terms of offering set forth in the Offering Document, the offering of the Securities is not at a fixed price but at varying prices set by individual Underwriters based on market prices or at negotiated prices, the provisions of the first paragraph of this Section relating to your right to change the public offering price and concessions and discounts to dealers shall not apply, and other references in this Section and elsewhere in this Master Agreement among Underwriters to the public offering price or Selected Dealers' concession shall be deemed to mean the prices and concessions determined by you from time to time in your discretion.

Any Securities sold or loaned by us (otherwise than through you) which you purchase in the open market for the account of any Underwriter will be repurchased by us on demand at the cost of such purchase plus commissions and taxes on redelivery. Securities delivered on such repurchase need not be represented by the identical certificates so purchased. In lieu of such action you may in your discretion sell for our account the Securities so purchased and debit or credit our account for the loss or profit resulting from such sale, or charge our account with an amount not in excess of the Selected Dealers' concession with respect to such Securities.

(b) We authorize you to act on our behalf in making all arrangements for the solicitation of offers to purchase Delayed Delivery Securities from the Issuer pursuant to Delayed Delivery Contracts and we agree that all such arrangements will be made only through you, directly or through Selected Dealers (including Underwriters acting as Selected Dealers) to whom you may pay a commission as provided in the Offering document and herein.

The obligation of each of the Underwriters to purchase and pay for securities as set forth in the Underwriting Agreement shall be reduced in the proportion provided for therein, except that (i) as to any Delayed Delivery Contract determined by you, in your discretion, to have been directed and allocated by a purchaser to a particular Underwriter, such obligation of such Underwriter shall be reduced by the amount of Delayed Delivery Securities covered thereby, (ii) as to any Delayed Delivery Contracts for which arrangements are made through Selected Dealers, such Obligation of each Underwriter shall be reduced as nearly as practicable in the proportion determined by you that the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold, and (iii) such reductions shall be rounded, as you shall determine, to the nearest $1,000 principal amount or whole share or unit of the Securities.

The fee payable by the Issuer to each Underwriter with respect to Delayed Delivery Securities pursuant to the Underwriting Agreement shall be credited to the account of such Underwriter


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based upon the amount by which such Underwriter's underwriting obligation is reduced as specified in the preceding paragraph.

If the amount of Delayed Delivery Securities applied to reduce an Underwriter's underwriting obligation and the amount of Immediate Delivery Securities sold by or for the account of such Underwriter exceeds such Underwriter's underwriting obligation, there shall be credited to such Underwriter with respect to such excess amount of Securities only the amount of the Selected Dealers' concession; provided, however, that no amount shall be credited to such Underwriter with respect to such excess amount of such Securities if such Underwriter is a Bank and the Securities do not constitute "exempted securities" within the meaning of
Section 3(a)(12) of the Exchange Act.

The commissions payable to Selected Dealers in respect of Delayed Delivery Contracts arranged through them shall be charged to each Underwriter in the proportion which the amount of Securities of such Underwriter reserved and sold pursuant to Delayed Delivery Contracts arranged through Selected Dealers bears to the total Securities so reserved and sold.

5. We authorize you to make payment on our behalf to the Issuer or any selling securityholder of the purchase price of our Securities, to take delivery of our Securities, registered as you may direct in order to facilitate deliveries, and to deliver our reserved Securities against sales. At your request we will pay you an amount equal to the public offering price, less the selling concession, of either our Securities or our unreserved Securities as you direct, and such payment will be credited to our account and applied to the payment of the purchase price. After you receive payment for reserved Securities sold for our account, you will remit to us the purchase price (if any) paid by us for such Securities and credit or debit our account with the difference between the sale prices and the purchase price thereof. You will deliver to us our unreserved Securities promptly, and our reserved but unsold Securities, against payment of the purchase price therefor (except in the case of Securities for which payment has previously been made), as soon as practicable after the termination of the provisions referred to in Section 10(a), except that if the aggregate amount of reserved but unsold Securities upon such termination does not exceed 20% of the total amount of the Securities, you may in your discretion sell such reserved but unsold Securities for the accounts of the several Underwriters as soon as practicable after such termination, at such prices and in such manner as you determine.

In the event that the Underwriting Agreement for an offering provides for the payment of a commission or other compensation, we authorize you to receive for our account payments of the commission or other compensation payable to the Underwriters by the Issuer, as provided in the Underwriting Agreement.

Notwithstanding the foregoing provisions of this Section, if transactions in the Securities can be settled through the facilities of The Depository Trust Company ("DTC"), if we are a member of DTC we hereby authorize you, in your discretion, to make appropriate arrangements for payment and/or delivery through the facilities of DTC of the Securities to be purchased by us, or if we are


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not a member of DTC, settlement may be made through a corespondent that is a member of DTC pursuant to our timely instructions.

6. In connection with the purchase or carrying of our Securities or other securities purchased for our account, we authorize you, in your discretion, to advance your funds for our account, charging current interest rates, to arrange loans for our account, and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security any of our Securities or such other securities. Any lender may rely upon your instructions in all matters relating to any such loan. Any Securities or such other securities held by you for our account may be delivered to us for carrying purposes, and if so delivered will be redelivered to you upon demand.

7. We authorize you, in your discretion, to make purchases and sales of Securities, and other securities of the Issuer of the same class and series and any other securities of the Issuer which you may designate in the open market or otherwise, for long or short account, on such terms as you deem advisable, and to over-allot in arranging sales to Selected Dealers or others. You may, in your discretion, liquidate any long position or cover any short position incurred pursuant to this Section 7 at such prices and on such terms as you may determine. Such purchases and sales (including over-allotments) will be made for the accounts of the Underwriters as nearly as practicable in proportion to their respective underwriting obligations. It is understood that you may have made purchases of securities of the Issuer for stabilizing purposes prior to the time when we became one of the Underwriters, and we agree that any such securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. We further authorize you, in your discretion, to cover any short position incurred pursuant to this Section by purchasing securities on such terms as you deem advisable. Except as provided in this Section, at no time will our net commitment under the foregoing provisions of this Section exceed 20% (or such other amount as may be specified in the Invitation) of our underwriting obligation excluding Securities which may be purchased upon exercise of an over-allotment option, provided that such percentage may be increased with the approval of a majority in interest of the Underwriters. In the case of our net commitment for short account, our net commitment will be computed assuming that all Securities which may be purchased upon exercise of an over-allotment option are acquired. We will on demand take up at cost any securities so purchased and deliver any securities so sold or over-allotted for our account, and, if any other Underwriter defaults in its corresponding obligation, we will assume our proportionate share of such obligation without relieving the defaulting Underwriter from liability. Upon request, we will advise you of the Securities retained by us and unsold and will sell to you for the account of one or more of the Underwriters such of our unsold Securities and at such price, not less than the net price to Selected Dealers nor more than the public offering price, as you determine.

If you effect any stabilizing purchases pursuant to this Section 7, you shall promptly notify us of the date and time of the first stabilizing purchase and the date and time when stabilizing was terminated. You shall prepare and maintain such records as are required to be maintained by you as manager pursuant to Rule 17a-2 under the Exchange Act.


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8. Unless the Securities are "exempted securities" as defined in Section
3(a)(12) of the Exchange Act, we and you agree not to bid for, purchase, attempt to induce others to purchase, or sell directly or indirectly, any Securities, any other securities of the Issuer of the same class and series and any other securities of the Issuer which you may designate, except as brokers pursuant to unsolicited orders, except to the extent permitted by Regulation M (subject to any applicable exemption therefrom) under the Exchange Act as interpreted by the Commission, and except as otherwise provided in this Master Agreement Among Underwriters. If the Securities are or include common stock or securities convertible or exchangeable into or exchangeable for common stock and the Securities are not "exempted securities" as defined in Section 3(a)(12) of the Exchange Act, we and you also agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any stock of the Issuer, except to the extent permitted by Regulation M (subject to any applicable exemption therefrom) under the Exchange Act as interpreted by the Commission.

If the Securities are convertible or exchangeable into or exercisable for shares of common stock and such common stock is subject to options traded on a securities exchange, we represent and warrant that we have not, since the day following the date of the invitation telex, entered into a discount or parity opening uncovered writing transaction in options to acquire shares of such common stock for our account or for the account of any customer and we agree that we will not enter into any such transaction prior to the termination of the provisions of Section pursuant to Section 10 hereof with respect to such offering of Securities. The term "discount or parity opening uncovered writing transaction" means an opening sale transaction where the seller is the writer of an option to purchase shares of such common stock which he does not then own or have the right to acquire upon exercise of conversion or option rights, which option is sold at a price (exclusive of commissions) per optioned share which, when added to the amount per share payable upon exercise of the option, shall be equal to or less than the last reported sales price (exclusive of commissions) per share immediately prior to the time such option is sold.

9. We represent and warrant that the incurrence by us of our obligations under this Master Agreement Among Underwriters and the Underwriting Agreement in connection with the offering of the Securities will not place us in violation of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to us, or, if we are a financial institution subject to regulation by the Board of Governors of the Federal Reserve System, the Comptroller of the Currency or the Federal Deposit Insurance Corporation, will not place us in violation of the capital requirements of such regulator or any other regulator to which we are subject. We further represent and warrant that in connection with the offering of the Securities we have complied, and agree that we will comply, with the provisions of Regulation M under the Exchange Act with regard, inter alia, to trading in the Securities by Underwriters. We agree that, for purposes of the foregoing sentence, in addition to the Securities, any of the Issuer's securities deemed to be of the same class and series as the Securities shall be subject to trading restrictions under Regulation M.


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10. (a) With respect to any particular offering of Securities, the terms and conditions of (i) the second and third sentences of the fourth paragraph of section 4(a), (ii) the last paragraph of Section 4(a), (iii) the first sentence of Section 7, and (iv) Section 8 (collectively, the "Offering Provisions") will terminate at the close of business on the 45th day after the date of the initial public offering of the Securities or at the close of business on the day of the closing of the purchase of the Securities by the Underwriters pursuant to the Underwriting Agreement, whichever is later, unless in either such case the effectiveness of the Offering Provisions is extended or sooner terminated as hereinafter provided. You may extend the effectiveness of such Offering Provisions up to an additional 15 days by notice to us to the effect that the Offering Provisions of this Master Agreement Among Underwriters are extended to the date or by the number of days indicated in the notice. You may terminate such Offering Provisions, other than the last paragraph of Section 4(a), at any time by notice to us to the effect that the Offering Provisions of this Master Agreement Among Underwriters are terminated and you may terminate the provisions of the last paragraph of Section 4(a) at any time at or subsequent to the termination of the other provisions by notice to us to the effect that the penalty bid provisions of this Master Agreement Among Underwriters are terminated. All other provisions of this Master Agreement Among Underwriters shall remain operative and in full force and effect with respect to such offering of Securities.

(b) This Master Agreement Among Underwriters may be terminated by either party hereto upon five business days' written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after our Acceptance for such offering, this Master Agreement Among Underwriters shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section.

(c) This Master Agreement Among Underwriters may be supplemented or amended by you by notice to us by written communication and, except for supplements or amendments set forth in an Invitation, any such supplement or amendment to this Master Agreement Among Underwriters shall be effective with respect to any offering to which this Master Agreement Among Underwriters applies after the date of such supplement or amendment. Each reference to "this Master Agreement Among Underwriters" herein shall, as appropriate, be to this Master Agreement Among Underwriters as so supplemented and amended.

11. Except as otherwise provided herein, you may charge our account with any transfer taxes on sales made by you of Securities purchased by us under the Underwriting Agreement and with our proportionate share (based upon our underwriting obligation) of all other expenses incurred by you under this Master Agreement Among Underwriters or in connection with the purchase, carrying, sale or distribution of the Securities. The accounts hereunder will be settled as promptly as practicable after the termination of the Offering Provisions referred to in the first sentence of Section 10(a), but you may reserve such amount as you deem advisable for additional expenses. Your determination of the amount to be paid to or by us will be conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Any of our funds in your hands may be held with your general funds without accountability for interest. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account, and for our proportionate share (based upon our underwriting obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters.

12. Default by one or more Underwriters hereunder or under the Underwriting Agreement will not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the non-defaulting Underwriters for damages resulting from such default. If one or more Underwriters default under the Underwriting Agreement, you may arrange for the purchase by others, including non-defaulting Underwriters, of Securities not taken up by the defaulting Underwriter or Underwriters.

13. You will be under no liability to us for any act or omission except for obligations expressly assumed by you herein, and no obligations on your part will be implied hereby or inferred here. The rights and liabilities of the Underwriters are several and not joint, and nothing will constitute the Underwriters a partnership, association or separate entity.

If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agree not to take any position inconsistent with such election. You, as Representative, are authorized, in your discretion, to execute on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

14. We agree to indemnify, hold harmless and reimburse each other Underwriter and each person, if any, who controls such other Underwriter within the meaning of Section 15 of the Act, to the extent, and upon the terms, that such Underwriter agrees to indemnify, hold harmless and reimburse the Issuer and certain other persons pursuant to the Underwriting Agreement. This indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person or any statement made to the Commission as to the results thereof.

15. Each Underwriter (including you) agrees to pay upon your request, as contribution, its proportionate share, based upon its underwriting obligation, of any losses, claims, damages or liabilities, joint or several, under the Act or otherwise, paid or incurred by any Underwriter (including you) to any person other than an Underwriter (including amounts paid by an Underwriter as contribution), arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, any amendment or supplement thereto, or any related preliminary Offering Document or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Securities, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to he

Issuer by an Underwriter through you specifically for use therein); and we will pay such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this Section, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters from any person in respect of such claim from the Issuer, any selling securityholder or any other person (other than an Underwriter) pursuant to the Underwriting Agreement or otherwise. In respect of any claim there shall be credited against any amount paid or payable by us pursuant to this Section any loss, damage, liability or expense which is incurred by us as a result of any such claim being asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this Section, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel so retained by you shall be included in the amounts payable pursuant to this Section. In determining amounts payable pursuant to this Section, any loss, claim, damage, liability or expense paid or incurred, and any amount received, by any person controlling any Underwriter within the meaning of Section 15 of the Act which has been paid or incurred or received by reason of such control relationship shall be deemed to have been paid or incurred or received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. At your discretion, you may consent to being named as the representatives of a defendant class of underwriters. Any Underwriter may elect to retain at its own expense its own counsel and, on advice of such counsel and with your consent, may settle or consent to the settlement of any such claim. You may settle or consent to the settlement of any such claim, on advice of counsel retained by you, with the approval of a majority in interest of the Underwriters. Whenever we receive notice of the assertion of any claim to which the provisions of this Section would be applicable, we will give prompt notice thereof to you. Whenever you receive notice of the assertion of any claim to which the provisions of this Section would be applicable, you will give prompt notice thereof to each Underwriter. You will also furnish each Underwriter with periodic reports, at such times as you deem appropriate, as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters default in their obligation to make any payments under this Section, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting obligation as related to the underwriting obligations of all non-defaulting Underwriters without, however, relieving such defaulting Underwriter from its liability therefor.

16. We authorize you to file with the Commission and any other governmental agency any reports required in connection with any transactions effected by you for our account pursuant to this Master Agreement Among Underwriters, and we will furnish any information needed for such reports. We agree to transmit to you for filing with the Commission any report required to be made by us pursuant to the Exchange Act as a result of any transactions effected in connection with the offering of the Securities. You agree to inform us, upon our request, of the states and other jurisdictions in the United States in which it is believed that the Securities are qualified for sale under, or are exempt from the requirements of, their respective securities laws. However, you will not have any responsibility with respect to the right of any Underwriter or other person to sell the Securities in any state or jurisdiction, notwithstanding any information you may furnish in that connection. If we propose to offer Securities outside the United States, its territories or its possessions, we will take, at our own expense, such action, if any, as may be necessary to comply with the laws of each foreign jurisdiction in which we propose to offer Securities. If applicable, we further authorize you to file on behalf of the several Underwriters with the NASD such required documents and information, if any, which have been furnished to you for filing pursuant to the applicable, rules, statements and interpretations of the NASD. If in your discretion you deem it necessary, you are further authorized to file with the Department of State of the State of New York and Further State Notice with respect to the Securities.

17. You represent and warrant that you are a member in good standing of the NASD, and we represent and warrant that we are (a) a member in good standing of the NASD, (b) a Bank that is not a member of the NASD or (c) a foreign bank, broker, dealer or other institution not eligible for membership in the NASD. If we are such a member, we agree that in making sales of the Securities we will comply with all applicable rules of the NASD, including, without limitation, NASD Rule 2740. If we are not an NASD member, we agree to comply as though we were a member with NASD Rules 2730, 2740, and 2750 and to comply with the requirements of the NASD's Interpretation with Respect to Free-Riding and Withholding. If we are such a foreign bank, broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America except through you and in making sales of Securities we agree to comply with NASD Rule 2420 as it applies to a nonmember broker or dealer in a foreign country. If we are a Bank, we agree that we will not accept any portion of the management fee paid by the Underwriters with respect to the offering of any Securities or, in connection with the public offering of any Securities that do not constitute "exempted securities" within the meaning of Section 3(a)(12) of the Exchange Act, purchase any Securities at a discount from the offering price from any Underwriter or Selected Dealer or otherwise accept any selling concession, discount or other allowance from any Underwriter or Selected Dealer, which in any such case is not permitted under the NASD's Rules of Fair Practice, and we agree to comply with NASD Rule 2420 as though we were a member.

18. Any notice to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed, telexed, telecopied or wired communicated to us at the address set forth on the signature page hereof, or at such other address as we shall notify you in writing. Communications by telegram, telex, telecopy, wire or other written form shall be deemed to be "written" communications.

19. This Master Agreement Among Underwriters shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be wholly performed in such State.

20. This Master Agreement Among Underwriters may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Name of Firm)


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                        ----------------------------------------
                                        Telephone:
                                                   -----------------------------
                                        Telecopy:
                                                  ------------------------------


Confirmed, as of the date
first above written

WACHOVIA CAPITAL MARKETS, LLC


By
   ----------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                     ANNEX A

                          WACHOVIA CAPITAL MARKETS, LLC
                       MASTER UNDERWRITERS' QUESTIONNAIRE

     In connection with each offering of securities ("Securities") pursuant to the Master Agreement Among Underwriters of Wachovia Capital Markets, LLC ("WCM") dated __________, 2003, we confirm that except as set forth in our Acceptance of an Invitation to participate in such offering or other communication furnished to WCM prior to the effectiveness of our commitment to purchase:

          (a) Neither we nor any of our directors, officers or partners have a material relationship (as "material" is defined in Regulation C under the Securities Act of 1933) with the Issuer and, if the offer and sale of the Securities are to be registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-1 or F-1, neither we nor any "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of which we are a member is the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act), of more than 5% of any class of voting securities of the Issuer, nor do we have any knowledge that more than 5% of any class of voting securities of the Issuer is held or is to be held subject to any voting trust or other similar agreement;

          (b) Except as described in the Offering Document, we do not know of any discounts or commissions to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the Securities, nor are we aware of any intention to overallot or that the price of any security may be stabilized to facilitate the offering of the Securities;

          (c) We have not prepared any report or memorandum for external use in connection with the proposed offering and, if the offer and sale of the Securities are to be registered under the Securities Act of 1933, as amended (the "Act") pursuant to a Registration Statement on Form S-1 or F-1, we have not within the past twelve months prepared or had prepared for us any engineering, management, research or similar report or memorandum relating (i) to the broad aspects of the business, operations or products of the Issuer, with the exception of reports solely comprised of recommendations to buy, sell or hold the Issuer's securities, unless such recommendations have changed within the past six months or (ii) to information already contained in documents filed with the Securities and Exchange Commission;

          (d) We are not an "affiliate" of the Issuer for purposes of NASD Rule 2720 on the understanding that under NASD Rule 2720 (except as provided in Rule 2720(b) thereof) two entities are "affiliates" of each other if one entity controls, is controlled by, or is under common control with, the second entity and that "control" is presumed to exist if one entity (or, in the case of an NASD member, the entity and all "persons associated with" it (as defined in the NASD Rules)) beneficially owns 10% or more of the second entity's outstanding voting securities;

          (e) If the Securities to be offered are debt securities and their offer and sale are to be registered under the Act, (i) we are not an "affiliate" (as defined in Rule O-2 under the Trust Indenture Act of 1939, as amended) of the Trustee for Securities or of any parent company of such Trustee; (ii) neither such Trustee nor its parent company, if any, nor any director or executive officer of either of them is a "director, officer, partner, employee, appointee or representative" of ours (as those terms are defined in the Trust Indenture Act of 1939, as amended, or in the relevant instructions to Form T-1 thereunder); and (iii) we and our directors, partners and executive officers, taken as a group, do not own beneficially one percent or more of the shares of any class of outstanding voting securities of such Trustee or of its parent company, if any;

          (f) If we are a corporation, we do not have outstanding nor have we assumed or guaranteed any securities issued otherwise than in our present corporate name;

          (g) If we are, or are affiliated with, any U.S. or non-U.S. bank, we hereby represent and warrant that our participation in the offering of the Securities on the terms contemplated in the Master Agreement Among Underwriters and the proposed Underwriting Agreement does not contravene any U.S. or state banking law restricting the exercise of securities powers in the United States;

          (h) If the Securities are not issued by a real estate investment trust, then no portion of the net offering proceeds from the sale of the Securities will be paid to us or any of our affiliates or "persons associated with" us (as defined in the NASD Rules) or members of the immediate family of any such person;

          (i) If the filing with the NASD is required, then neither we nor any of our directors, officers, partners or "persons associated with" us (as defined in the NASD Rules), nor, to our knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling or distribution group, any NASD member participating in the public offering and any other persons associated with or related to, and members of the immediate family of, any of the foregoing) or any other broker-dealer, (i) within the last 12 months has purchased in private transactions, or intends before, at or within 6 months after the commencement of the public offering of the Securities to purchase in private transactions, any securities of the Issuer or any Issuer Related Party (as hereinafter defined, (ii) within the last 12 months had any dealings with the Issuer, any of the selling stockholders or any parent, subsidiary or controlling stockholder thereof (other than relating to the proposed Underwriting Agreement, Master Agreement Among Underwriters and selling arrangements), as to which documents or information are required to be filed with the NASD pursuant to its Corporate Financing Rule or (iii) during the 12 months immediately preceding the filing of the registration statement, has entered into any arrangement which provided or provides for the receipt of any item of value (including, but not limited to, cash payments and expense reimbursements) and/or the transfer of any warrants, options or other securities from the Issuer or any Issuer Related Party to us or any related person;

          (j) If the Securities are not issued by a registered investment company, direct participation program or real estate investment trust, then there is no association or affiliation between us and (i) any officer or director of the Issuer or any Issuer Related Party, or (ii) any securityholder of 5% or more of any class of securities of the Issuer or an Issuer Related Party; it being understood that for purposes of paragraph
     (k) above and this paragraph (l), the term "Issuer Related Party" includes any selling securityholder offering securities to the public, any affiliate of the Issuer or a selling security holder, and the officers, general partners, directors, employees and securityholders thereof;

          (k) If the Securities are not issued by a registered investment company, direct participation program or real estate investment trust, then we do not have a "conflict of interest" with the Issuer under NASD Rule 2720; it being understood that, except as otherwise provided in NASD Rule 2720(b), a conflict of interest would exist if we, our "parent" (as defined in the NASD Rules), affiliates and "persons associated with" us (as defined in the NASD Rules) in the aggregate beneficially owned 10% or more of the Issuer's "common equity", "preferred equity" or "subordinated debt" (as each such term is defined in NASD Rule 2720);

          (l) If the Issuer does not have any securities registered under
     Section 12 of Exchange Act and is not otherwise subject to Section 15(d) of the Exchange Act, then we do not intend to confirm sales of the Securities to any accounts over which we exercise discretionary authority; and

          (m) If the Issuer is a public utility, then we are not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility", each as defined in the Public Utility Holding Company Act of 1935.

          (n) We are familiar with the rules, regulations and releases of the Securities and Exchange Commission dealing with the dissemination of information prior to and during registration, and we hereby inform you that neither we nor any of our directors, officers or partners have disseminated or will disseminate outside our organization any information relating to the Company or its securities of a nature or under circumstances indicated by those rules, regulations and releases to constitute a possible violation of the securities laws.

          (o) We have no knowledge of any untrue statement of a material fact contained in the Registration Statement or any omission to state any material fact required therein to be stated or necessary to make the statements therein not misleading.

          (p) Our commitment to purchase Securities, including pursuant to an over-allotment option, will not result in the violation by us of the financial responsibility requirements of Rule 15c3-1 under the Securities Exchange Act of 1934 or a similar provision of a securities exchange to which we are subject.

     WE WILL NOTIFY YOU IMMEDIATELY IN THE EVENT OF ANY DEVELOPMENT BEFORE THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT WHICH MAKES UNTRUE OR INCOMPLETE ANY OF THE ABOVE STATEMENTS AS OF SUCH EFFECTIVE DATE. We will keep an accurate record of the distribution of copies of the preliminary prospectus and agree to deliver any revised preliminary prospectus. We also agree to furnish the final prospectus to each person who purchases Securities from us and to otherwise comply with applicable securities laws.

     We are aware that the staff of the Securities and Exchange Commission may not review the registration statement (and we will assume, unless advised to the contrary, that the staff of the Commission has not reviewed the registration statement) and that the review process of the Commission may not be relied upon in any degree to indicate the registration statement is true, complete or accurate. We are aware of our statutory responsibilities under the Securities Act of 1933, and we authorize Wachovia Securities, Inc. on behalf of the Representatives, on our behalf to so advise the Commission in writing.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Name of Firm)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------